TURNER LARGE CAP GROWTH EQUITY FUND
                                       OF
                                   TIP FUNDS
                        1235 WESTLAKES DRIVE, SUITE 350
                           BERWYN, PENNSYLVANIA 19312
                                   P R O X Y
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


     The undersigned hereby appoints Stephen J. Kneeley and Brian M. Ferko as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Turner Large Cap Growth Equity Fund (the "Fund") held of record by the undersigned on April 19, 2000, at a Special Meeting of Shareholders of the Fund to be held on June 6, 2000 or any adjournment thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                  (Continued and to be signed on the reverse side)

1. To approve the Agreement and Plan of Reorganization between Mercury Asset Management Funds, Inc. on behalf of its portfolio Mercury Select Growth Fund and TIP Funds on behalf of its portfolio Turner Large Cap Growth Equity Fund and the further transfer of the assets and certain liabilities acquired under the Agreement and Plan of Reorganization to the underlying master portfolio in which Mercury Select Growth Fund invests in exchange for an equal value of interests in that portfolio.

2. In their discretion, the named proxies may vote to transact such other business as properly may come before the meeting or any adjournment thereof.

PLEASE MARK BOXES /X/ OR [X] IN BLUE OR BLACK INK. SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOR [ ]                     AGAINST [ ]                     ABSTAIN [ ]

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.


Dated:
      --------------------------

--------------------------------
            Signature

--------------------------------
   Signature, if held jointly


Telephone and Internet Voting Instructions:

To vote by Telephone:

1) Read the Proxy Statement and have this Proxy card at hand.
2) Call 1-800-690-6903.
3) Enter the 12-digit control number set forth on this Proxy card and follow the simple instructions.

To vote by Internet:

1) Read the Proxy Statement and have this Proxy card at hand.
2) Go to Website www.proxyvote.com:
3) Enter the 12-digit control number set forth on this Proxy card and follow the simple instructions.